SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) — April 11, 2008
BELL INDUSTRIES, INC.
(Exact name of Registrant as specified in its Charter)

California	001-11471	95-2039211

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8888 Keystone Crossing, Suite #1700, Indianapolis, IN	46240

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (317) 704-6000

(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 11, 2008, Bell Industries, Inc. (the “Company”) entered into Amendment Number Three to our credit facility with Wells Fargo Foothill, N.A. (the “Amendment”) to give effect to its previously announced asset purchase agreement with Velocita Wireless, LLC. The Amendment results in the modification of the calculation of the profitability covenants to exclude the results of the Company’s SkyTel division and amends the minimum profitability covenants as of December 31, 2007 and the four quarters of the year ended December 31, 2008. The amendment also resulted in an increase in the margin on our borrowing rates by 50 basis points effective May 1. A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference. The description of the Amendment is qualified in its entirety by the foregoing exhibit.
Item 2.02 Results of Operation and Financial Condition
     On April 14, 2008, the Company issued a press release describing selected financial results of the Company for the quarter and year ended December 31, 2007. A copy of the press release is attached hereto as Exhibit 99.1 and is being furnished under Item 2.02 to this Report.
     The information hereunder shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any registration statement or other document pursuant to Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

10.1-	Amendment Number Three to our Credit Facility with Wells Fargo Foothill, N.A., dated April 11, 2008

99.1-	Press Release dated April 14, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BELL INDUSTRIES, INC.
Date: April 17, 2008	By:	/s/ Kevin J. Thimjon
		Name:	Kevin J. Thimjon
		Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Third Amendment to Credit Agreement with Wells Fargo Foothill, Inc., dated April 11, 2008

99.1	Press Release dated April 14, 2008